  CONSENT OF

[ LETTERHEAD]

August 30, 2017

SAVYON GROUP ,INC INCOME OPPORTUNUS FUND

7340 NE 190 Street Suite 402

Aventura Florida 33180

RE:	SAVYON GROUP ,INC INCOME OPPORTUNUS PUND Pre-Effective filing
File Nos. 333-, 811-

Ladies and Gentleman:

We hereby consent to the reference to our name under the qaption “Legal Matters” in the prospectus filed as part of pre-effective amendment no. 9 to the Form N-1A registration statement of SAVYON GROUP ,INC INCOME OPPORTUNUS FUNH (File Nos. 333-, 811-). In giving this consent, we do not admit that we are in the category of persons whose consent is required unser Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Board directors